THE DEWEY ELECTRONICS CORPORATION
_________________________________________


NOTICE OF ANNUAL MEETING OF STOCKHOLDERS




	NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of THE DEWEY ELECTRONICS CORPORATION will be held at the office of the Corporation at 27 Muller Road, Oakland, New Jersey, on Wednesday,
December 6, 1995 at 10:30 A.M. (Eastern Standard Time) for the purposes of

	(1) electing five directors to serve until the next annual meeting of stockholders and until their successors shall be elected and shall qualify; and

	(2) transacting such other business as may properly come before the meeting or any adjournment or adjournments thereof.



	The Board of Directors has fixed the close of business on October 20, 1995 as the record date for determination of stockholders entitled to notice of and to vote at the meeting.



	If you will be unable to attend the meeting, you are respectfully requested to sign and return the accompanying proxy in the enclosed envelope.



						By Order of the Board of Directors

							FRANCES D. DEWEY

								Secretary


October 26, 1995

THE DEWEY ELECTRONICS CORPORATION
_______________________________________


PROXY STATEMENT

	This proxy statement is furnished to the stockholders of The Dewey Electronics Corporation (hereinafter referred to as the "Corporation") in connection with the solicitation of proxies for the annual meeting of stockholders to be held on December 6, 1995. The mailing address of the Corporation's executive offices is 27 Muller Road, Oakland, New Jersey 07436, and its telephone number is (201) 337-4700. It is planned to commence the mailing of this proxy material to stockholders on or about October 26, 1995.

	The enclosed proxy is solicited by the management of the Corporation. A person giving the proxy has the power to revoke it at any time before its exercise, by notice to such effect delivered to the Secretary of the Corporation.

	The Corporation will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock.  In addition to the use of the mails, proxies may be solicited by personal interviews, by telephone or by telegraph.

VOTING SECURITIES OUTSTANDING

	Shares of Common Stock, 1,339,531 of which were outstanding as of the close of business on August 12, 1995, are the only voting securities of the Corporation and are entitled to one vote per share.

	Only holders of Common Stock of record at the close of business on October 20, 1995, will be entitled to vote at the annual meeting of stockholders.

	The only person known by the Corporation to own of record or beneficially more than 5 % of the Common Stock of the Corporation is Mr. Gordon C. Dewey, who, as of August 12, 1995, owned of record and beneficially 473,411 shares of Common Stock constituting approximately 35.3% of the shares outstanding as of that date. In addition, as of August 12, 1995, 51,830 shares of Common Stock were owned of record by Mrs. Frances D. Dewey, Mr. Dewey's wife. If such shares were included in Mr. Dewey's holdings, he would be the beneficial owner of 525,241 shares, representing approximately 39.2% of the shares outstanding. However, Mr. Dewey disclaims any beneficial interest in such shares.


ELECTION OF DIRECTORS

	At the annual meeting of stockholders, five directors are to be elected, to serve for the ensuing year and until their respective successors are elected and qualify.  The shares represented by the accompanying proxy will be voted for the election of Alexander A. Cameron, Frances D. Dewey, Gordon C. Dewey,
Peter Eustis and John G. McQuaid, unless a contrary election is indicated.
If any such nominee becomes unavailable for any reason, or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the accompanying proxy may be voted for such other person as may be determined by the holders of such proxies, or the Board of Directors may elect to reduce the number of directors.  Directors are elected by a plurality of the votes cast.  Votes withheld, and abstentions and broker non-votes, will not have the effect of votes cast either in favor of or in opposition to a nominee.

Information Concerning Directors

	The information appearing in the following table has been furnished to the Corporation by the persons referred to in the table. According to such persons, they have sole voting and investment power with respect to shares reported as beneficially owned (except as otherwise stated in Note (2) below). Ownership is given as of August 12, 1995.


Name          		Age         	Principal    	Director    		Number of Shares
                          			Occupation   	Since       		of Common Stock
                          			During Past             			Beneficially owned
                          			Five Years             			(and % of Outstanding)
                          			Other
                          			Directorships
                          			and Positions
                          			With
                          			Corporation

Alexander A.
   Cameron      	73        	President, Key   	1964     		12,649     (1%)
                         			Research and
                         			Market
                         			Development, Inc.
                         			business
                         			consultants

Frances D.
    Dewey      	67        	Director of the    	1955    		51,830 (3.9%)   (1)
                        			Corporation
                        			Secretary of the
                        			Corporation

Gordon C.
   Dewey      		72        	President and      	1955   		473,411 (35.3%)  (2)
                        			Chief Executive
                        			Officer of the
                        			Corporation

Peter Eustis   	72        	Management         	1955    		38,740 (2.9%)  (3)
                        			Consultant

John G.
  McQuaid      	79        	Counsel,           	1955    		431    (.03%)
                        			McCarthy, Fingar,
                        			Donovan, Drazen
                       			 & Smith,
                        			attorneys
                      	 		 (Assistant
                       	 		Secretary of
                        			the Corporation)

Millard F.
   West       		85        	Vice President,    	1955   		2,475  (.2%)  (4)
                        			Prudential
                        			Securities, Inc.,
                        			investment
                        			bankers; and
                        			Director Emeritus
                        			of Giant Food
                        			Incorporated

All Present Directors and Officers as a Group	       	 579,784   (43.1%)

(1)  Does not include shares of Common Stock owned by Mr. Gordon C. Dewey.

(2) Includes 13,308 shares of Common Stock owned of record by a trust for the benefit of the daughter of Mr. and Mrs. Dewey, of which Mr. Dewey and John Dewey are trustees and share voting and investment power. It does not include shares of Common Stock owned by Mrs. Frances D.
Dewey. If such shares were included in Mr. Dewey's holdings, he would be the beneficial owner of 525,241 shares, representing approximately 39.2% of the shares outstanding. However, Mr. Dewey disclaims any beneficial interest in such shares. See "Voting Securities Outstanding".

(3) Includes 38,740 shares of Common Stock, representing 2.9% of the outstanding shares, held by a revocable trust of which Mr. Eustis is trustee.

(4) Includes 2,475 shares of Common Stock, representing .2% of the outstanding shares, held by a revocable trust of which Mr. West is trustee.

	At a meeting held by the Board of Directors on September 20, 1995, Mr. Millard F. West, age 85, informed the Board that after 26 consecutive years of service, he would not seek re-election to the Board of Directors this year.

	During the Corporation's last fiscal year, the Board of Directors held four meetings.  Each director attended all meetings.

	The Corporation's current policy regarding compensation of directors is to pay $4,000 per annum plus $400 for each Board meeting attended. No payments for services as directors are made to Gordon C. Dewey or John G.
McQuaid (who receive compensation as officers of the Corporation).

	The Board has a Stock Option Committee which is composed of three members, Messrs. Eustis, McQuaid and West. The Committee administers the stock option plans of the Corporation. One meeting was held during the last fiscal year; all members attended.

	The Board also has an Executive Compensation Committee composed of three members, Messrs. Dewey, Eustis and West. The Committee administers executive compensation and held two meetings during the last fiscal year; all members attended the meeting.

	The Board does not have a nominating committee or an audit committee.

Summary Compensation Table

	The following table sets forth the aggregate compensation paid by the Corporation during the Corporation's last three fiscal years to the only executive officer of the Corporation whose aggregate of salary and bonus compensation in any of such years exceeded $100,000.


Name and Principal
   Position              	Fiscal Year    Salary      	Bonus

Gordon C. Dewey        	 	1995          	$142,423    	$20,000
  President and Chief   		1994          	$140,000     None
  Executive Officer	     	1993          	$140,000    	None

	The Corporation's executive officers are: Mr. Dewey, who has been the Corporation's chief executive officer since its inception; Thom A. Velto, age 46, who has been Treasurer of the Corporation since February 1990; and Edward L. Proskey, age 39, who has been Vice President, Operations of the Corporation since June 1994 and for five years prior thereto served as its Production Manager.


Retirement Benefits


	The Corporation has a non-contributory pension plan for all active employees, under which employees with 25 or more years of service can receive 20% of their average monthly earnings (based on earnings during the five years preceding retirement) up to a specified maximum of $850 per month and vested employees with lesser service receive lesser amounts. Mrs. Dewey and Mr. McQuaid do not participate in the plan. Mr. Dewey who has passed normal retirement age currently receives monthly benefit payments under the plan of $1,204; and the other executive officers will also receive such monthly maximum amount at retirement, based upon current compensation levels and assuming normal retirement at age 65.


Options:  Year-End Value Table

	During the last fiscal year, no stock options were granted by the Corporation or exercised by any optionee.


	The following table sets forth information as of June 30, 1995 regarding the value of unexercised options (all of which are presently exercisable) held by Mr. Dewey.


Name           		No. of Shares Underlying 		Value of Unexercised in
               		Unexercised Options      		the Money Option

Gordon C. Dewey      	10,000	                  		0


Certain Relationships and Related Transactions


	During 1988, Mr. Dewey lent the Corporation a total of $200,000. The loans, which are unsecured, provide for the payment of interest to Mr. Dewey at the fixed rate of 9% (which is the same interest rate payable on secured indebtedness to the Corporation's principal commercial bank lender, National Westminster Bank). The loans are repayable upon demand by Mr. Dewey, but are subordinate to the Corporation's term loan with the Bank.


Insurance Arrangements


	The Corporation has insurance coverage under which its directors and officers (as well as the Corporation) are indemnified under certain circumstances with respect to litigation and other costs and liabilities arising out of actual or alleged misconduct of such directors and officers. The Corporation pays all premiums ($28,900 for a one-year period) to the insurer, the Cigna Insurance Company.



INDEPENDENT PUBLIC ACCOUNTANTS


	The principal accountant selected by the Board of Directors for the Corporation's current fiscal year is Deloitte & Touche LLP. It is expected that a representative of Deloitte & Touche LLP will be present at the annual meeting of stockholders with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


STOCKHOLDER PROPOSALS


	Any proposals of stockholders which are intended to be presented at the Corporation's next annual meeting of stockholders must be received by the Corporation for inclusion in the Corporation's proxy statement and form of proxy relating to such meeting not later than June 28, 1996.


DISCRETIONARY AUTHORITY


	While the notice of annual meeting of stockholders calls for transaction of such other business as may come before the meeting, management has no knowledge of any matters to be presented for action by the stockholders other than as set forth above.  The accompanying form of proxy gives discretionary authority, however, in the event that any additional matters should be presented.



						By Order of the Board of Directors


							FRANCES D. DEWEY

								Secretary



October 26, 1995


REVOCABLE PROXY
THE DEWEY ELECTRONICS CORPORATION

__PLEASE MARK VOTES AS IN THIS EXAMPLE

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints GORDON C. DEWEY and FRANCES D.
DEWEY, or either of them, with power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of stockholders of The Dewey Electronics Corporation to be held on December 6, 1995 at 10:30 A.M. (Eastern Standard Time) and any adjournments thereof with all power which the undersigned would possess if personally present and to vote all shares of common stock of the Corporation held by the undersigned, which may be entitled to vote at said meeting upon the following matter and upon other matters as may come before the meeting.

1.  ELECTION OF DIRECTORS      		FOR	WITHHOLD	FOR ALL EXCEPT
    (except as marked to the
    contrary below)			         	____	________	_____________


		A. Cameron, F. Dewey, G. Dewey, P. Eustis, J. McQuaid

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below:

___________________________________________________________

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR the election of the nominees listed above.

Please sign exactly as your name appears hereon. when shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President, or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date this			Date________
Proxy in the box below.

_______________________________________________________
Stockholder sign above		Co-holder (if any) sign above